Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Email: Business@wyo.gov

WY Secretary of State
FILED: 06/28/2022 10:17 AM
Original ID: 2010-000592649
Amendment ID: 2022-003719836

Profit Corporation
Articles of Amendment

1. Corporation name:
(Name must match exactly to the Secretary of State's records.)

STRIKEFORCE TECHNOLOGIES INC.

2. Article number(s) 1 is amended as follows:
***See checklist below for article number information.**

CHANGE NAME TO:
ZERIFY, INC.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on 6/9/2022.
(Date – mm/dd/yyyy)

Received
JUN 27 2022
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]
(May be executed by Chairman of Board, President or another of its officers.)

Date: 6/28/2022 *(mm/dd/yyyy)*

Print Name: Mark L. Kay

Title: CEO

Contact Person: Mark L. Kay

Daytime Phone Number: 732-661-9641 x102

Email: marklkay@zerify.com

***(An email address is required.** Email(s) provided will receive important reminders, notices and filing evidence.)*

Checklist

- [x] ***Filing Fee: $60.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] **Processing time is up to 15 business days** following the date of receipt in our office.
- [x] *Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. ***Article number(s) is not the same as the filing ID number.***
- [x] Please mail with payment to the address at the top of this form. **This form cannot be accepted via email.**
- [x] Please review the form prior to submission. **The Secretary of State's Office is unable to process incomplete forms.**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **ZERIFY, INC.**
Old Name: **Strikeforce Technologies, Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **28th** day of **June, 2022**


EQUAL RIGHTS

Filed Date: 06/28/2022

Secretary of State

By: Shawn Havel

RECEIPT

Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

STRIKEFORCE TECHNOLOGIES INC.
1090 KING GEORGES POST RD STE 603
EDISON, NJ 08837

RECEIPT INFORMATION

Receipt #: **002625515**
Receipt Date: **06/28/2022**
Processed By: **Shawn Havel**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Name Change - Profit Corporation - Domestic	2022-003719836	1	$60.00	$60.00

TOTAL CHARGES PAID **$60.00**

Description of Payment	Reference	Amount
Payment-Check / Money Order	2494	$60.00

TOTAL PAYMENT **$60.00**

In Reference To:
ZERIFY, INC. (2010-000592649); Amendment ID: 2022-003719836

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov